Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (1)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Lionbridge Technologies, Inc’s’ Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA

May 10, 2013